UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 30, 2012 (January 30, 2012)

Delphi Financial Group, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-11462 (Commission File Number)	13-3427277 (IRS Employer Identification No.)

1105 North Market Street, Suite 1230,
P.O. Box 8985, Wilmington, DE 19899
(Address of principal executive offices, including zip code)

(302) 478-5142
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On January 30, 2012, Delphi Financial Group, Inc. (“Delphi”) issued a press release announcing that it has set a record date and meeting date for a special meeting of its stockholders to consider and vote upon a proposal to adopt and approve the previously announced Agreement and Plan of Merger dated December 21, 2011, among Delphi, Tokio Marine Holdings, Inc. (“Tokio Marine”) and TM Investment (Delaware) Inc., a wholly-owned subsidiary of Tokio Marine and other proposals related to the merger.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

On January 30, 2012, the United States Federal Trade Commission notified Delphi and Tokio Marine that early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has been granted.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Registrant’s January 30, 2012 press release.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.

By:	/s/ Robert Rosenkranz
Name: Robert Rosenkranz
Title: Chairman of the Board and
Chief Executive Officer
(Principal Executive Officer)

Dated:  January 30, 2012

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EXHIBIT INDEX

Each of the following exhibits is being filed electronically with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Registrant’s January 30, 2012 press release.

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